UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 19, 2022 (August 16, 2022)

Foot Locker, Inc.

(Exact name of registrant as specified in charter)

New York	1-10299	13-3513936
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 West 34th Street, New York, New York 10001
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (212) 720-3700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 19, 2022, Foot Locker, Inc. (the “Company”), issued a press release announcing that, as part of a planned succession process, Richard A. Johnson will step down as President and Chief Executive Officer of the Company, effective September 1, 2022. Mary N. Dillon, 61, former Executive Chair and Chief Executive Officer of Ulta Beauty, Inc., has been appointed President and Chief Executive Officer and a member of the Company’s Board of Directors (the “Board”) and the Executive Committee of the Board, each effective September 1, 2022. A copy of the press release is furnished as Exhibit 99.1, which is incorporated herein by reference.

Ms. Dillon served as Executive Chair of the Board of Directors of Ulta Beauty, Inc. from June 2021 through June 2022. She previously served as Chief Executive Officer and a member of the Board of Directors of Ulta from July 2013 through June 2021. Prior to Ulta, she served as President and Chief Executive Officer and a member of the Board of Directors of United States Cellular Corporation from 2010 through 2013; and Global Chief Marketing Officer and Executive Vice President of McDonald’s Corporation from 2005 through 2010. Previously, Ms. Dillon held several positions of increasing responsibility at PepsiCo Corporation, including as President of the Quaker Foods division from 2004 through 2005 and as Vice President of Marketing for Gatorade and Quaker Foods from 2002 through 2004. Ms. Dillon also currently serves on the Board of Directors of each of Starbucks Corporation and KKR & Co. Inc. and previously served on the Board of Directors of Target Corporation. Ms. Dillon has no family relationship with any of the Company’s directors or executive officers. Ms. Dillon has no direct or indirect material interest in any related party transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On August 17, 2022, the Company entered into a letter agreement (the “letter agreement”) with Mr. Johnson regarding the transition of his services until his retirement from the Company on a date to be mutually agreed between the Company’s Non-Executive Chair and Mr. Johnson, which will be no earlier than April 1, 2023 and no later than April 15, 2023 (the “retirement date”). The letter agreement provides that he will serve as Executive Chairman of the Board from September 1, 2022 until January 31, 2023 and will serve as Senior Advisor to the Company thereafter through the retirement date. Pursuant to the letter agreement, Mr. Johnson will remain eligible for a bonus under the Company’s annual bonus plan for the 2022 fiscal year. During his term as Senior Advisor, Mr. Johnson’s annual base salary will be reduced to fifty percent (50%) of his base salary in effect as of August 19, 2022. In addition, Mr. Johnson will no longer be eligible receive annual equity awards or to participate in the annual bonus plan for the 2023 fiscal year. Except as modified by the letter agreement, the provisions of Mr. Johnson’s previously-disclosed employment agreement remain materially unchanged. The foregoing description of the letter agreement is a summary of certain terms only and is qualified in its entirety by the full text of the letter agreement filed as Exhibit 10.1 hereto, which is incorporated herein by reference.

In connection with the Ms. Dillon’s appointment by the Board, the Company entered into an employment agreement with Ms. Dillon, dated August 16, 2022 (the “Employment Agreement”), which provides for an employment term commencing August 19, 2022 through January 31, 2026 (or the last day of the Company’s 2025 fiscal year if such date does not fall on January 31, 2026), and her appointment as President and Chief Executive Officer of the Company, effective September 1, 2022. The employment term will automatically be extended for additional one-year terms unless either party provides 180 days’ notice of non-renewal. Ms. Dillon will receive a base salary of not less than $1,300,000 annually and will be entitled to participate in all bonus, incentive, and equity plans maintained by the Company for senior executives. Ms. Dillon’s annual bonus opportunity at target under the Company’s annual bonus plan will be 200% of her then-current base salary, prorated with regard to the 2022 fiscal year. Within 30 days of her commencement of employment with the Company, Ms. Dillon will also be provided with a cash sign-on bonus equal to $250,000.

The Employment Agreement provides that Ms. Dillon will be granted certain employment inducement awards, effective August 24, 2022, as follows: (i) a restricted stock unit award (RSUs) with a grant date fair value equal to $2,000,000 (which will vest on the third anniversary of her commencement date), (ii) a transformation grant of performance share units (PSUs) with a grant date fair value equal to $5,000,000 (which will vest based on three years of continued employment and the achievement of performance metrics as determined by the Human Capital and Compensation Committee), and (iii) an annual $8,000,000 grant, pro-rated in respect of the Company’s current fiscal year, consisting of PSUs (60%), RSUs (20%), and non-qualified stock options (20%) generally consistent with the terms applicable to other senior executives of the Company. These awards will be granted outside of the Company’s

2007 Stock Incentive Plan, as amended and restated, without shareholder approval as “employment inducement awards” under the NYSE Listed Company Manual Rule 303A.08.

If Ms. Dillon’s employment is terminated by the Company (other than for Cause, death, or disability) or if Ms. Dillon resigns with Good Reason (each as defined in the Employment Agreement), then she would be entitled to the following severance payments and benefits, subject to her execution and non-revocation of a general release of claims: (i) two years’ base salary continuation; (ii) a pro rated bonus under the Company’s annual bonus plan for the fiscal year in which the termination occurs, based on actual performance against the applicable performance goals, and (iii) appropriate outplacement services for one year following termination. In addition, any outstanding equity awards held by Ms. Dillon at the time of termination will be treated in accordance with the terms of the applicable plans and award agreements, provided, however, that with regard to equity awards granted to Ms. Dillon through March 2027 (i) if Ms. Dillon’s employment terminates with the consent of the Board on or after the end of the Company’s fiscal year ending on or about January 31, 2027, Ms. Dillon would become vested in 50% of her then outstanding equity awards, and (ii) if Ms. Dillon’s employment terminates with the consent of the Board on or after the end of the Company’s fiscal year ending on or about January 31, 2028, Ms. Dillon would become vested in 100% of her then outstanding equity awards. If the Company terminates Ms. Dillon’s employment without Cause or if she terminates her employment with Good Reason during the two-year period following a Change in Control (as defined in the Employment Agreement), rather than the severance payments provided for above, she would be entitled to an amount equal to two times the sum of her base salary and target bonus under the Company’s annual bonus plan, payable in a single lump sum within 10 days of such termination of employment. The foregoing description of the Employment Agreement is a summary of certain terms only and is qualified in its entirety by the full text of the Employment Agreement filed as Exhibit 10.2 hereto, which is incorporated herein by reference.

As employees and executive officers of the Company, neither Mr. Johnson nor Ms. Dillon will receive any additional compensation for service on the Board or Board committees.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1	Letter Agreement, by and between Foot Locker, Inc. and Richard A. Johnson, dated August 17, 2022.
10.2	Employment Agreement, by and between Foot Locker, Inc. and Mary N. Dillon, dated August 16, 2022.
99.1	Press Release, dated August 19, 2022, issued by Foot Locker, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC.

Date: August 19, 2022	By:	/s/ Sheilagh M. Clarke
Name: Sheilagh M. Clarke Title: Executive Vice President, General Counsel and Secretary